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                                                                    Exhibit 23.1
                       CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IMC Global Inc. for the registration of $750,000,000 of Debt Securities and Debt Warrants, Series Preferred Stock, Common Stock and Common Stock Warrants and Currency Warrants, and to the incorporation by reference therein of our report dated January 26, 1998, except for Note 24 as to which the date is December 15, 1998, with respect to the consolidated financial statements of IMC Global Inc. included in its Current Report on Form 8-K dated December 31, 1998, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference therein of our report dated January 15, 1997, with respect to the financial statements of IMC-Agrico Company (not presented separately therein) included in the Annual Report (Form 10-K) of Freeport-McMoRan Inc. for the year ended December 31, 1996.


                                       /s/ Ernst & Young LLP

Chicago, Illinois
January 18, 1999